UNITED STATES

SECURTITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2004

LITTLE SQUAW GOLD MINING COMPANY

(Exact name of registrant as specified in its charter)

Alaska

001-06412

91-0742812

  (State or other jurisdiction of

(Commission

(I.R.S. Employer

  incorporation or organization)

File Number)

Identification No.)

3412 S. Lincoln Drive, Spokane, Washington

99203-1650

     (Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:

509-624-5831

       (Former name or former address, if changed since last report)

Item 8.01 - Other Information

Little Squaw Gold Mining Company (the “Company”) has completed the second phase of its exploration program on its Chandalar property.  The work focused on developing a suite of high-grade gold vein drill targets on the Company’s 15.4 square miles of wholly owned mining claims.  An independent certified geologist carried out the geologic program this year and certified assays were provided by ALS Chemex laboratory in Reno, Nevada.

The first phase of the exploration program ended a twenty year hiatus of hardrock exploration on the property and involved a photo geologic lineament study, expansion of the claim block to catch outlying vein showings and reconnaissance sampling.  The lineament study identified fifty-nine sites thought to be favorable for discovery of mineralization.

Depending on the Company’s ability to obtain financing there are plans to continue methodical exploration by using geochemical and geophysical surveys over the extensively covered terrain, and continue building a suite of drill targets.

Item 9.01 - Exhibits

(c) Exhibits

99(a) Press Release dated November 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTLE SQUAW GOLD MINING COMPANY

        (Registrant)

Date:

November 18, 2004

/s/ Richard R. Walters

President